Exhibit 3B-7

ANNEX A

DEED OF AMENDMENT ARTICLES OF ASSOCIATION

NOTE ABOUT TRANSLATION:
This document is an English translation of a document prepared in Dutch, which deed will be executed in the Dutch language. In preparing this document, an attempt has been made to translate as literally as possible without jeopardising the overall continuity of the text. Inevitably, however, differences may occur in translation and if they do, the Dutch text will govern by law. In this translation, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

AMENDMENT TO THE ARTICLES OF ASSOCIATION

(Oi Brasil Holdings Coöperatief U.A. em recuperação judicial (subject to Brazilian in-court reorganization proceedings))

This ● day of January two thousand seventeen, there appeared before me, Pieter Gerard van Druten, civil law notary officiating in Amsterdam, the Netherlands:
[●*employee of Loyens & Loeff N.V.*], with office address Fred. Roeskestraat 100, 1076 ED Amsterdam, the Netherlands.
The person appearing declared the following:
on the ● day of January two thousand seventeen the general meeting of members of **Oi Brasil Holdings Coöperatief U.A.** *em recuperação judicial (*subject to Brazilian in-court reorganization proceedings*)*, a cooperative with excluded liability (*coöperatie met uitsluiting van aansprakelijkheid*) under Dutch law, having its official seat (*statutaire zetel*) in the municipality of Amsterdam, the Netherlands, and its registered office address at Strawinskylaan 3127, 1077 ZX Amsterdam, the Netherlands, registered with the Dutch trade register under number 52578518 (**Cooperative**), resolved to partially amend the articles of association of the Cooperative, as well as to authorise the person appearing to have this deed executed. The adoption of such resolutions is evidenced by a resolution of the general meeting of members of the Cooperative, a copy of which is attached to this deed (*Annex*).
The articles of association of the Cooperative were last amended by a deed, executed on the seventeenth day of June two thousand eleven before J.J.C.A. Leemrijse, civil law notary officiating in Amsterdam, the Netherlands.
In implementing the aforementioned resolution, the articles of association of the Cooperative are hereby amended as follows:

1 Amendment A

Article 1 paragraph 1 is amended and shall read as follows:

"1.1 In these Articles of Association, the following terms shall have the following meanings:
Capital Account means, with respect to a Member, the account maintained in the administration of the Cooperative and registered in the name of such Member which reflects the capital contributions and decreases which take place in accordance with these Articles of Association.

Contribution Agreement means an agreement, concluded between the Cooperative and a Member, pursuant to which the Member shall contribute risk-bearing capital to the Cooperative in accordance with the provisions of these Articles of Association and the terms of the agreement concerned.

Cooperative means the cooperative under Dutch law *(coöperatie)* the internal organisation of which is governed by these Articles of Association.

General Meeting of Members means the body of the Cooperative consisting of the Members or a meeting of Members (or their representatives) and other persons entitled to attend such meetings.

Management Board means the management board of the Cooperative.

Managing Director means a member of the Management Board of the Cooperative.

Member means a member of the Cooperative.

Membership-interest means, with respect to a Member, all rights, obligations and contractual positions of such Member towards the Cooperative resulting from the Member's membership of the Cooperative, these Articles of Association and the Contribution Agreement concluded between the Cooperative and the Member concerned, including but not limited to such Member's rights in respect of its Capital Account.

Membership Percentage means the balance of the Capital Account of a member in relation to the balances of all Capital Accounts together at a given time, expressed as a percentage.

Register of Members means the register of members kept by the Board."

2 Amendment B

Article 9 paragraph 1 is amended and shall read as follows:

"9.1 The Management Board shall consist of one or more members."

3 Amendment C

Article 11 paragraph 1 is amended and shall read as follows:

"11.1 The Cooperative shall be represented by the Management Board and each Managing Director is also authorized to represent the Cooperative individually."

4 Amendment D

After article 11 paragraph 3, a **new paragraph 4** is inserted, reading as follows:

"11.4 If a seat is vacant on the Management Board (*ontstentenis*) or upon the inability of a Managing Director to act on the Management Board, the remaining Managing Directors or Managing Director shall be entrusted with the management of the Cooperative. If all seats on the Management Board are vacant or upon the inability of all Managing Directors or the sole Managing Director to act on the Management Board, as the case may be, the management of the Cooperative shall be entrusted to one or more other persons designated for that purpose by the General Meeting of Members."

End

The person appearing is known to me, civil law notary.

This deed was executed in Amsterdam, the Netherlands, on the date stated in the first paragraph of this deed. The contents of the deed have been stated and clarified to the person appearing. The person appearing has declared not to have the deed to be fully read out, to have noted the contents of the deed timely before its execution and to agree with the contents . After limited was signed first by the person appearing and thereafter by me, civil law notary.

ARTICLES OF ASSOCIATION:
CHAPTER 1. DEFINITIONS.
Article 1. Definitions.
1.1
ln these Articles of Association, the following terms shall have the following meanings:
Capital Account means, with respect to a Member, the account maintained in the administration of the Cooperative and registered in the name of such Member which reflect the capital contributions and decreases which take place in accordance with these Articles of
Association.
Contribution Agreement means an agreement, concluded between the
Cooperative and a Member, pursuant to which the Member shall contribute risk-bearing capital to the Cooperative in accordance with the provisions of these Articles of Association and the terms of the agreement concemed.
Cooperative means the cooperative under Dutch law (cooperatie) the internal organisation of which is govemed by these Articles of
Association.
General Meeting of Members means the body of the Cooperative consisting of the Members or a meeting of Members ( or their representatives) and other persons entitled to attend such meetings.
Management Board means the management board ofthe Cooperative.
Managing Director means a managing director ofthe Cooperative; unless the Articles of Association provide otherwise, this refers to a Managing
Director A and a Managing Director B.
Managing Director A means a Managing Director A ofthe Cooperative.
Managing Director B means a Managing Director B ofthe Cooperative.
Member means a member ofthe Cooperative.
Membership-interest means, with respect to a Member, all rights, obligations and contractual positions of such Member towards the
Cooperative resulting from the Member’s membership of the Cooperative, these Articles of Association and the Contribution Agreement concluded between the Cooperative and the Member concemed, including but not limited to such Member’s rights in respect of its Capital Account.
Membership Percentage means the balance of the Capital Account of a member in relation to the balances of ali Capital Accounts together at a given time, expressed as a percentage.
Register of Members means the register of members kept by the Board.
1.2
A message in writing means a message transmitted by letter, by telecopy, by e-mail or by any other means of electronic communication provided the relevant message or document is legible and reproducible, and the term written shall be construed accordingly.
AMC0:4147047.1

1.3
References to Articles refer to articles which are part of these Articles of
Association, except where expressly indicated otherwise.
CHAPTER 2. NAME, OFFICIAL SEAT; EXCLUSION OF LIABILITY
AND OBJECTS.
Article 2. Name and Official Seat; Exclusion of Liability.
2.1
The Cooperative’s name is:
Oi Brasil Holdings CoõperatiefU.A.
2.2
The official seat of the Cooperative is in the municipality of Amsterdam, the Netherlands.
2.3
The Members and former Members will not be liable towards the
Cooperative to contribute to a deficit, if any, existing at the time of dissolution of the Cooperative. The Members and former Members will also not be liable towards third parties for debts ofthe Cooperative.
Article 3. Objects.
The objects ofthe Cooperative are to provide in the material needs ofits Members and in this respect:
(a)
to directly or indirectly invest in, manage and dispose of interests in businesses and companies and to otherwise manage, put out and invest funds and receivables;
(b)
to fmance the Members as weli as companies and legal entities affiliated with the Cooperative or a Member;
(c)
to coliect and receive risk-bearing capital from the Members;
(d) to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities or evidence of indebtedness as weli as to enter into agreements in connection with aforementioned activities;
(e)
to incorporate, to participate in any way whatsoever in, to manage, to supervise businesses and companies;
(t)
to finance businesses and companies;
(g)
to render advice and services to businesses and companies with which the
Cooperative or a Member forms a group and to third parties;
(h)
to grant guarantees, to bind the Cooperative and to pledge its assets for obligations of businesses and companies with which it forms a group and on behalf ofthird parties;
(i)
to trade in currencies, securities and items ofproperty in general;
(j)
to perform any and ali activities of an industrial, financial or commercial nature,
and to do ali that is connected therewith or may be conducive thereto, ali to be interpreted in the broadest sense.
CHAPTER 3. CONTRIBUTION AGREEMENTS AND CAPITAL
ACCOUNTS.
Article 4. Contribution Agreements.
AMC0:4147047.1

4.1
The Cooperative shall aim at realising the objects set forth in Article 3 inter alia by concluding Contribution Agreements with the Members, in the business conducted by ( or on behalf of) the Cooperative to that end for the benefit ofthe Members.
4.2
The Management Board is not entitled to make amendments to the
Contribution Agreements entered into with its Members, unless this power was explicitly reserved in the Contribution Agreement.
4.3
ln the event of a conflict between a Contribution Agreement and these
Articles ofAssociation, the latter shall prevail.
Article 5. Membership Contributions and Capital Accounts.
5.1
The Cooperative does not have a capital divided into shares nora capital divided into parts.
5.2
Each Member will or is allowed to contribute risk-bearing capital to the
Cooperative in such amount or amounts and at such time or times as to be agreed between the Cooperative and the Member concemed in, or on the basis of, the Contribution Agreement. Any such contribution requires the prior written consent of ali Members.
5.3
A capital contribution must consist of cash insofar as non-cash contribution has not been agreed upon. Payment in a currency other than in Euro may only be made with the approval ofthe Cooperative.
5.4
A Capital Account shall be held in the books of the Cooperative for each of the Members. The currency of the Capital Accounts shall be Euro. No interest shall be payable on any amount credited on the Capital Accounts.
5.5
The amount of each contribution made by a Member, shall be booked in the Capital Account of the relevant Member, except if and in so far as the
Cooperative and the Member concemed agree otherwise. A non-cash contribution shall be accounted for at its value, expressed in money, per the effective time of contribution, unless the Management Board, with the approval of the General Meeting of Members, and the Member concemed agree otherwise.
5.6
Repayments of capital from a Capital Account shall be subject to the provisions of Articles 8.9 and 14. No deductions from any Capital
Account may be effected other than with the consent of the Member concemed, except to the extent expressly provided otherwise in these
Articles of Association or in the Contribution Agreement or agreed upon between the Cooperative and the Member concemed.
CHAPTER 4. THE MEMBERS.
Article 6. Admission or replacement of Members; Change in proportional entitlements; Register of Members.
6.1
Admission or replacement of (new) Members is only permissible with prior unanimous consent of ali Members in writing and in compliance with
AMC0:4147047.1

the relevant provisions of the Contribution Agreement and shall require registration in the Register of Members.
6.2
The consent of all of the Members shall be deemed to have been obtained ifprior to an envisaged admission or replacement all of the Members have been requested in writing for their consent to such envisaged admission or replacement, and none of the Members has denied his consent within four weeks after the date of such request.
6.3
The prior written consent of all of the Members shall also be required for any action causing the proportional entitlements of the Members to the capital and/or profits of the Cooperative ( or, in the event of a person ceasing to be a Member, the proportional entitlements thereto of the remaining Members) to change.
6.4
The Management Board shall keep a Register of Members in which the names and addresses of all Members are recorded as well as pledgees and usufructuaries of Membership-interests. Upon request by a Member or a pledgee or usufructuary, the Management Board shall furnish an extract from the Register of Members, free of charge, insofar as it relates to the applicant’s rights. The Management Board shall deposit the Register of
Members at the office of the Cooperative or at another appropriate place for inspection by the Members.
Article 7. Transfer ofMembership-interest.
7.1
A Membership-interest is transferable subject to the provisions of Article
6.1 and Article 6.2. Upon the transfer of a Membership-interest, the transferor shall cease to be a Member and the transferee, if not a Member at that time, shall become a Member.
7.2
The provisions of Article 7.1, first sentence, shall apply by analogy to the pledging of a Membership-interest and to the creation or transfer of a usufruct in a Membership-interest. If a Membership-interest is pledged or if a usufruct is created in a Membership-interest, the voting rights attributable to such Membership-interest may be assigned to the pledgee or usufructuary. The voting rights attributable to such Membership-interest may though be exercised by the pledgee ofthe usufructuary on the basis of a power of attomey, if this is agreed upon the granting of such right or at a later stage by the Member and the pledgee or usufructuary with the approval ofthe General Meeting of Members.
7.3
The transfer of a Membership-interest shall require a notarial or private deed to that effect between the Members, the transferee and the
Cooperative. The foregoing sentence shall apply by analogy to the pledging of a Membership-interest and to the creation or transfer of a usufruct in a Membership-interest.
AMC0:4147047.1

7.4 The Membership-interest of a Member, which is legal entity can, by virtue of a statutory merger or demerger, be acquired by an acquiring legal entity, subject to the provisions of Article 6.1 and Article 6.2.

Article 8. Termination of Membership.

8.1 A Member's membership of the Cooperative shall end:

(a) upon notice of termination of membership by the Member;

(b) upon notice of termination of membership by the Cooperative. Such termination of Membership is allowed if justified by a default of a Member under its obligations towards the Cooperative, by a breach by a Member of the Contribution Agreement or if the Cooperative cannot reasonably be expected to continue the Member's membership;

(c) by removal. A removal can only be ordered if a Member acts in breach of these Articles of Association or if a Member prejudices the interest of the Cooperative in an unreasonable manner.

8.2 Notice of termination of membership as referred to in Article 8.1(b) shall be given by the General Meeting of Members. Such resolution of the General Meeting of Members can only be taken with unanimous votes of all Members, unless the balance of the Capital Account of the Member whose membership is terminated, will be distributed in accordance with Artikel 8.9 or be divided among the other Members pro rata their respective Membership Percentages.

8.3 Termination of membership by a Member or the Cooperative shall be subject to a notice period of four weeks or such shorter period as approved by the Management Board. However, membership can be terminated immediately if the Member or the Cooperative cannot reasonably be expected to continue the membership. The Management Board shall be notified of a termination of membership by the Member.

8.4 A notice given contrary to the provisions of Article 8.3 shall terminate the membership at the earliest time permitted after the date as at which notice was given.

8.5 A Member may, in addition, give notice of termination of its membership with immediate effect within one month after having been notified of a resolution restricting its rights or increasing its obligations towards the Cooperative; in that case the resolution shall not apply to it.

8.6 A Member may give notice of termination of its membership with immediate effect within one month after having been informed of a resolution to convert the Cooperative into a different legal form or to merge or demerge within the meaning of Title 7, Book 2 of the Dutch Civil Code.

8.7 A Member terminating its membership shall receive from the Management Board a written acknowledgement thereof. If the written

5

acknowledgement is not given within fourteen days, the Member may repeat his notice at the expense of the Cooperative by writ served by a bailiff.

8.8 Removal of a Member shall be effected by the General Meeting of Members. Such resolution of the General Meeting of Members can only be taken with unanimous votes of all Members, unless the balance of the Capital Account of the Member whose membership is terminated, will be distributed in accordance with Article 8.9 or be divided among the other Members pro rata their respective Membership Percentages

8.9 Upon termination of membership other than pursuant to the provisions of Article 7, the Cooperative will distribute to the (former) Member concerned the entire balance of its Capital Account without delay, unless the General Meeting of Members resolve otherwise with unanimous votes.

CHAPTER 5. THE MANAGEMENT BOARD.

Article 9. Managing Directors.

9.1 The Management Board consists of a number of persons to be determined by the General Meeting of Members. Half of the members of the Management Board consists of Managing Directors A and the other half consists of Managing Directors B. Managing Directors B can only be individuals or legal entities who have their residence in The Netherlands.

9.2 Managing Directors can be appointed from among the Members or from outside the Members. Both individuals as legal entities may be Managing Director.

9.3 Managing Directors are appointed by the General Meeting of Members. A vacancy shall be filled as soon as possible.

9.4 A Managing Director may be suspended or removed by the General Meeting of Members at any time.

9.5 Any suspension may be extended one or more times, but may not last longer than three months in the aggregate. If, at the end of that period, no decision has been taken on termination of the suspension or on removal, the suspension shall end.

Article 10. Duties, Decision-making Process and Allocation of Duties.

10.1 The Management Board shall be entrusted with the management of the Cooperative, subject to the provisions of these Articles of Association. Meetings of the Management Board shall be held in the municipality in which the Cooperative has its official seat.

10.2 The Management Board may establish rules regarding its decision-making process and working methods, in addition to the relevant provisions of these Articles of Association.

10.3 The Management Board shall be entitled to assign, under its responsibility, certain parts of its duties to committees appointed by it.

Article 11. Representation; Conflicts of Interest.

6

11.1
The Cooperative shall be represented by the Management Board. A
Managing Director A and a Managing Director B acting jointly shall also be authorised to represent the Cooperative.
11.2
The Management Board may appoint officers with general or limited power to represent the Cooperative. Each offi.cer shall be competent to represent the Cooperative, subject to the restrictions imposed on him. The
Management Board shall determine each offi.cer’s title. The authority of an officer thus appointed may not extend to any transaction where the
Cooperative has a conflict of interest with the offi.cer concemed or with one or more Managing Directors.
11.3
ln the event of a conflict of interest between the Cooperative and a
Managing Director, the provisions of Article 11.1 shall continue to apply unimpaired unless the General Meeting of Members has appointed one or more persons to represent the Cooperative in the case at hand or in general in the event of such a conflict. A resolution of the Management Board with respect to a matter involving a conflict of interest with a Managing
Director in a private capacity shall be subject to the approval of the
General Meeting of Members, but the absence of such approval shall not affect the authority of the Management Board ·or the Managing Directors to represent the Cooperative.
CHAPTER 6. FINANCIAL YEAR, ANNUAL ACCOUNTS, PROFITS AND
DISTRIBUTIONS.
Article 12. Financial Year and Annual Accounts.
12.1
The Cooperative’s fmancial year shall be the calendar year.
12.2
Annually, not later than six months after the end ofthe financial year, save where this period is extended by the General Meeting of Members by not more than five months by reason of special circumstances, the
Management Board shall prepare annual accounts and make them available at the Cooperative’s office for inspection by the Members.
12.3
Within the sarne period, the Management Board shall also deposit the annual report for inspection by the Members, unless Section 2:396, subsection 6, or Section 2:403 of the Dutch Civil Code applies to the
Coopera tive.
12.4
The annual accounts shall be signed by the Managing Directors. If the signature of one or more of them is missing, this shall be stated and reasons for this omission shall be given.
12.5
The Cooperative may, and if the law so requires shall, appoint an accountant to audit the annual accounts. Such appointment shall be made by the General Meeting of Members. The Management Board shall be authorised to do so when the General Meeting of Members fails to appoint an accountant. The accountant shall report on his audit to the Management
Board. The accountant shall set out the results of his audit in a certificate
AMC0:4147047.1

as to whether the annual accounts give a true and fair view of the financial situation of the Cooperative. The accountant’s certificate will be made available to the Members in accordance with Article 12.7. The provisions of Section 2:393 of the Dutch Civil Code shall apply accordingly to the extent possible.
12.6
lf no accountant’s certificate as referred to in Article 12.5 is made available, then the General Meeting of Members shall appoint annually from among the Members a committee of at least two persons who may not be Managing Directors. The committee shall examine the annual accounts and report their findings to the General Meeting of Members. lf the examination of the annual accounts requires special knowledge of accounts, the investigating committee may request assistance from an expert. The Management Board shall be obliged to furnish the committee with ali the information required, to show cash and assets, if so desired, and to allow inspection ofthe books and records ofthe Cooperative.
12.7
The Cooperative shall ensure that the annual accounts, the annual report and the information to be added by virtue of Section 2:392, subsection 1, of the Dutch Civil Code are kept at its office as from the day on which notice of the annual General Meeting of Members is given. Members may inspect the documents at that place and obtain a copy free of charge.
Article 13. Adoption of the Annual Accounts and Release from Liability.
13.1
The annual accounts shall be adopted by the General Meeting of
Members.
13.2
After adoption of the annual accounts, the General Meeting of Members shall pass a resolution concerning release of the Managing Directors from liability for the exercise of their duties, insofar as the exercise of such duties is reflected in the annual accounts or otherwise disclosed to the
General Meeting of Members prior to the adoption of the annual accounts.
The scope of a release from liability shall be subject to limitations by virtue ofthe law.
Article 14. Profits and Distributions.
14.1
After adoption of the annual accounts, the profits accrued in the relevant fmancial year shall be added to the Cooperative’s general reserves, unless the General Meeting ofMembers resolves to distribute the profits in whole or in part as referred to in Article 14.4.
14.2
For the purpose of this Article 14, profits shall be understood to mean profits appearing from the profit and loss account plus any other increase of the Cooperative’s equity as appearing from the annual accounts except capital contributions made and minus any losses that are not reflected in the profit and loss account but directly deducted from the Cooperative’s equity pursuant to the accounting principies prevailing from time to time;
and distributions shall mean both distributions of profits made in the
AMC0:4147047.1

preceding financial year as reflected in the Cooperative's annual accounts, and interim distributions.

14.3 Distributions from a Capital Account shall be made if and when so decided by the General Meeting of Members upon the request of the Member concerned, subject to any limitation provided for, if any, in the Contribution Agreement between the Cooperative and the Member concerned. Such resolution can only be taken with unanimous votes of all Members.

14.4 Distributions from any other part of the Cooperative's equity than the Capital Accounts are made to all Members pro rata to the Membership Percentage of each. Such distribution can only be made pursuant to a resolution of the General Meeting of Members.

14.5 The General Meeting of Members may determine at all times that allocations and/or distributions are made in proportions other than set forth in the preceding paragraphs of this Article 14. Such resolution can only be taken with unanimous votes of all Members.

14.6 Distributions are made in cash, unless the General Meeting of Members provides otherwise.

CHAPTER 7. THE GENERAL MEETING OF MEMBERS.

Article 15. Powers.

All powers in the Cooperative that have not been transferred to the Management Board by law or pursuant to these Articles of Association shall be vested in the General Meeting of Members.

Article 16. General Meeting of Members.

16.1 The annual General Meeting of Members shall be held within one month after the end of the term of preparation of the annual accounts as referred to in Article 12.2. Other General Meetings of Members shall be held as often as the Management Board deems such necessary.

16.2 Members representing in the aggregate at least one-tenth of the total number of votes that may be cast in a General Meeting of Members may request the Management Board to convene a General Meeting of Members, stating specifically the business to be discussed. If the Management Board has not given proper notice of a General Meeting of Members within four weeks following receipt of such request such that the meeting can be held within six weeks after receipt of the request, the applicants shall be authorised to convene a meeting themselves.

Article 17. Notice, Agenda and Venue of Meetings.

17.1 Notice of General Meetings of Members shall be given by the Management Board, without prejudice to the provisions of Article 16.2.

17.2 Notice of the meeting shall be given no later than on the seventh day prior to the day of the meeting.

9

17.3 The notice convening the meeting shali specify the business to be discussed. Other business not specified in such notice may be announced at a later date, with due observance ofthe term referred to in Article 17 .2.
17.4 The notice of the meeting shali be sent to the addresses of the Members shown in the Register ofMembers.
17.5 General Meetings of Members are held in the municipality in which, according to these Articles of Association, the Cooperative has its official seat. General Meetings of Members may also be held elsewhere, in which case valid resolutions of the General Meeting of Members may only be adopted if ali Members are present or represented.
Article 18. Admittance and Rights at Meetings.
18.1
Each Member and each Managing Director shali be entitled to attend the
General Meetings of Members. Members may be represented in a meeting by a proxy authorised in writing. Suspended Members and suspended
Managing Directors shali not be admitted.
18.2
At a meeting, each person present with voting rights must sign the attendance list. The chairperson of the meeting may decide that the attendance list must also be signed by other persons present at the meeting.
18.3
A Managing Director shali as such have the right to give advice in the
General Meeting ofMembers.
18.4
The General Meeting of Members shali decide on the admittance of other persons to the meeting.
Article 19. Chairperson and Secretary of the Meeting.
19.1
The chairperson of a General Meetings ofMembers shali be appointed by a majority ofthe votes cast by the persons with voting rights present at the meeting.
19.2
The chairperson ofthe meeting shali appoint a secretary for the meeting.
Article 20. Minutes; Recording of Resolutions of the Members.
20.1
The secretary of a General Meeting of Members shali keep minutes of the proceedings at the meeting. The minutes shali be adopted by the chairperson and the secretary of the meeting and as evidence thereof shali be signed by them.
20.2
The Management Board shali keep record of ali resolutions adopted by the
General Meeting ofMembers. Ifthe Management Board is not represented at a meeting, the chairperson of the meeting shali ensure that the
Management Board is provided with a transcript ofthe resolutions adopted as soon as possible after the General Meeting of Members. The records shali be deposited at the Cooperative’s office for inspection by the
Members. On application, each of them shali be provided with a copy or an extract from the records.
Article 21. Adoption ofResolutions in a Meeting.
21.1
Each Member who is not suspended shall have the right to cast one vote.
AMC0:4147047.1

21.2
To the extent that the law or these Articles of Association do not provide otherwise, ali resolutions of the General Meeting of Members shali be adopted by a unanimous vote of ali Members.
21.3
lf the formalities for convening and holding of General Meetings of
Members, as prescribed by law or these Articles of Association, have not been complied with, valid resolutions of the General Meeting of Members may only be adopted in a meeting, if in such meeting ali Members entitled to vote are present or represented and such resolution is carried by unanimous vote.
21.4
When determining how many votes are cast by Members, how many
Members are present or represented, no account shali be taken of
Members who are not entitled to vote pursuant to the law or these Articles
ofAssociation.
Article 22. Adoption of Resolutions without holding Meetings.
22.1
Members may adopt resolutions of the General Meeting of Members in writing without holding a meeting, provided they are adopted by the unanimous vote of ali Members entitled to vote and with the prior knowledge ofthe Management Board.
22.2
Each Member must ensure that the Management Board is informed of the resolutions thus adopted as soon as possible in writing. The Management
Board shali keep record of the resolutions adopted and it shali add such records to those referred to in Article 20.2.
CHAPTER 8. AMENDMENT OF THE ARTICLES OF ASSOCIATION;
DISSOLUTION AND LIQUIDATION.
Article 23. Amendment of the Articles of Association.
23.1
These Articles of Association may be amended only by a resolution of the
General Meeting of Members, which has been convened with the notification that an amendment of these Articles of Association will be proposed in that meeting.
23.2
Those who have convened the General Meeting of Members to discuss a proposal to amend these Articles of Association shali, at least five days before the meeting, deposit a copy of such proposal containing the verbatim text of the proposed amendment, at a place appropriate for that purpose for inspection by the Members, until the end of the day on which the meeting is held.
23.3
An amendment of these Articles of Association shali become effective only after a notarial deed has been drawn up for that purpose. Each
Managing Director is authorised to execute the deed.
Article 24. Dissolution and Liquidation.
24.1
The Cooperative may be dissolved pursuant to a resolution to that effect by the General Meeting of Members. The provisions of Article 23.1 and
23.2 shali apply by analogy.
AMC0:4147047.1

24.2
If the Cooperative is dissolved pursuant to a resolution of the General
Meeting of Members, the Managing Directors shall become liquidators of the dissolved Cooperative’s property.
24.3
During liquidation, the provisions of these Articles of Association shall remain in force to the extent possible.
24.4
The balance remaining after payment of the debts of the dissolved
Cooperative shall be transferred to the Members in proportion to the balances oftheir respective Capital Accounts.
24.5
The provisions ofTitle 1, Book 2 ofthe Dutch Civil Code shall also apply to the liquidation.
Article 25. Final provision.
25.1 The first financial year of the Cooperative shall end on the thirty-first day
ofDecember two thousand and eleven.
25.2 This Article 25 including its heading, expires at the end of the first financial year.
AMC0:4147047.1